EXHIBIT 3.1


       CERTIFICATE OF AMENDMENT TO THE CERTIFICATE OF INCORPORATION
                                    OF
                              RCN CORPORATION

               RCN Corporation, a Delaware corporation (the "Corporation") hereby certifies as follows:

               FIRST: That the Board of Directors of said Corporation, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said Corporation:

                     RESOLVED, that the Certificate of Amendment to the Certificate of Incorporation of RCN Corporation be amended by changing the fourth Article thereof so that, as amended, article shall be and read as follows:

                     "FOURTH: (a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 625,000,000, consisting of 200,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), 400,000,000 shares of Class B Non-voting Common Stock, par value $1.00 per share (the "Class B Common Stock" and, together with the Common Stock, the "Common Equity") and 25,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock")."

               SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

               THIRD: That the aforesaid amendment was duly adopted in accordance with applicable provisions of Section 242 and 228 of the General Corporation Law of the State of Delaware.

               IN WITNESS WHEREOF, said RCN Corporation has caused this certificate to be signed by John D. Filipowicz, Senior Vice President, Assistant General Counsel and Assistant Corporate Secretary.

Date: May 26, 1998

                                        RCN CORPORATION

                                        By: /s/ John D. Filipowicz
                                            --------------------------


             AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                    OF

                              RCN CORPORATION



                                 * * * * *

               RCN Corporation, a Delaware corporation (the "Corporation") hereby certifies as follows:

               1. The name of the Corporation is RCN Corporation. The date of the filing of its original Certificate of Incorporation with the Secretary of State was February 20, 1997.

               2. This Restated and Amended Certificate of Incorporation was duly adopted in accordance with Section 242 and Section 245 of the Delaware General Corporation Law.

               3. The text of the Certificate of Incorporation as hereby and heretofore amended or supplemented is hereby restated to read as herein set forth in full:

               FIRST: The name of the Corporation is RCN Corporation.

               SECOND: The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

               THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended ("Delaware Law").

               FOURTH: (a) Authorized Shares. The total number of shares of stock which the Corporation shall have authority to issue is 325,000,000, consisting of 100,000,000 shares of Common Stock, par value $1.00 per share (the "Common Stock"), 200,000,000 shares of Class B Non-Voting Common Stock, par value $1.00 per share (the "Class B Common Stock" and, together with the Common Stock, the "Common Equity") and 25,000,000 shares of Preferred Stock, par value $1.00 per share (the "Preferred Stock").

               (b) Common Equity. All shares of Common Equity will be identical with respect to the rights and privileges to which the holders thereof are entitled, except as otherwise provided herein.

                     (1) Voting Rights. Except as set forth herein or as otherwise required by law, each holder of an outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholders of the Corporation shall be entitled to vote, including the election of directors, and each holder of Common Stock shall be entitled to one vote for each share of Common Stock held by such holder.

                     Except as otherwise required by law, each holder of an
               outstanding share of Class B Common Stock shall not be entitled to vote on any matter on which the stockholders of the Corporation shall be entitled to vote, and shares of Class B Common Stock shall not be included in determining the number of shares voting or entitled to vote on any such matters.

                     The number of authorized shares of Class B Common
               Stock may be increased or decreased (but not below the number of shares thereof then outstanding plus the number of shares of Class B Common Stock issuable or exercisable pursuant to any security of the Corporation providing for the issuance or delivery of Class B Common Stock) by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock and without any vote or consent of the holders of shares of Class B Common Stock.

                     (2) Dividends and Distributions. Subject to the prior rights of holders of all classes of stock at the time outstanding having prior rights as to dividends, the Board of Directors of the Corporation (the "Board of Directors") may cause dividends to be paid to the holders of shares of Common Equity out of funds legally available for the payment of dividends by declaring an amount per share as a dividend. When and as dividends or other distributions (including without limitation any grant or distribution of rights to subscribe for or purchase shares of capital stock or securities or indebtedness convertible into capital stock of the Corporation) are declared, whether payable in cash, in property or in shares of stock of the corporation (other than in shares of Common Equity) the holders of Common Equity shall be entitled to share equally, share for share, in such dividends or other distributions as if all such shares were of a single class. No dividends or other distributions shall be declared or paid in shares of Common Equity, or options, warrants or rights to acquire such stock or securities convertible into or exchangeable for shares of such stock, except dividends or other distributions payable to all of the holders of Equity Stock ratably according to the number of shares held by them, in shares of Common Stock to holders of Common Stock, and in shares of Class B Common Stock to holders of Class B Common Stock.

                     Notwithstanding anything to the contrary contained
               herein, in the event of a distribution of property, plan of merger or consolidation, plan of asset transfer, plan of division, plan of exchange, recapitalization or other similar transaction pursuant to which holders of Common Stock and holders of Class B Common Stock would be entitled to receive equity interests of one or more corporations (including, without limitation, the Corporation) or other entities, or rights to acquire such equity interests, then the Board of Directors may, by resolution duly adopted, provide that the holders of Common Stock and the holders of Class B Common Stock, respectively and as separate classes, shall receive with respect to their Common Stock or Class B Common Stock (whether by distribution, exchange, redemption or otherwise), in proportion to the number of shares held by them, equity interests (or rights to acquire such equity interests) of separate classes or series having substantially equivalent relative preferences, qualifications, privileges, limitations, restrictions and rights as the relative preferences, qualificatons, privileges, limitations, restrictions and rights of the Common Stock and Class B Common Stock. Except as provided above, if there should be any distribution of property or stock, asset transfer, division, share exchange, recapitalization, reorganization or other similar transaction, the holders of Common Stock and the holders of Class B Common Stock shall receive the shares of stock, other securities or rights or other assets as would be issuable or payable upon such distribution, merger, consolidation, purchase or acquisition of such property or stock, asset transfer, division, share exchange, recapitalization or reorganization in proportion to the number of shares held by them, respectively, without regard to class.

                     (3) Liquidation. Subject to the prior rights of holders of all classes of stock outstanding having prior rights with respect to the assets of the Corporation, in the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Corporation, holders of Common Equity shall be entitled to share ratably according to the number of shares held by them, in all assets of the Corporation available for distribution to its stockholders.

                     (4) Conversion of Common Stock. (A) Subject to the provisions of this subparagraph (4), the holder of each share of Common Stock shall have the right, at any time, at such holder's option, to convert each outstanding share of Common Stock into one fully paid and nonassessable share of Class B Common Stock. Such right of conversion shall be exercised by the holder thereof by giving written notice to the Corporation that the holder elects to convert a stated number of shares of Common Stock into Class B Common Stock and by surrender of a certificate or certificates for the shares to be converted as provided in subparagraph (4)(B) below.

                         (B) Each certificate for shares of Common Stock to be surrendered to the Corporation in connection with a conversion shall be surrendered at the principal office of the Corporation (or such other office or agency of the Corporation as the Corporation may designate by notice in writing to the holder or holders of the Common Stock) at any time during its usual business hours, together with a statement of the name or names (with address) in which the certificate or certificates for shares of Class B Common Stock shall be issued. Unless the shares issuable on conversion are to be issued in the same name as the name in which such shares of Common Stock are registered, each share surrendered for conversion shall be accompanied by instruments of transfer, in form satisfactory to the Corporation, duly executed by the holder or the holder's duly authorized attorney and by transfer tax stamps or funds therefor, if required pursuant to subparagraph (4)(F) below.

                         (C)  Promptly following the receipt by the
                    Corporation of the certificate for the share or shares of Common Stock surrendered for conversion, together with the other documents referred to in subparagraph
                    (4)(B) above, and the payment in cash of any amount required pursuant to subparagraph (4)(F) below, the Corporation shall issue and deliver, or cause to be issued and delivered, to the holder, registered in such name or names as such holder may direct, a certificate or certificates for the number of shares of Class B Common Stock issuable upon conversion of such share or shares of Common Stock. Such conversion shall be deemed to have been effected immediately prior to the close of business on the date on which the certificate or certificates for such share or shares, together with the other documents referred to in subparagraph (4)(B) above, shall have been surrendered and the payment of the amount required pursuant to subparagraph (4)(F) below shall have been made, and at such time the rights of the holder of such share or shares of Common Stock shall cease, and the person or persons in whose name or names any certificate or certificates for shares of Class B Common Stock shall be issuable upon such conversion shall be deemed to have become the holder or holders of record of the shares represented thereby.

                         (D)  If the number of shares of Common Stock
                    represented by the certificate or certificates surrendered for conversion exceeds the number of shares converted, the Corporation shall, upon such conversion, execute and deliver to the holder thereof, at the expense of the Corporation, a new certificate or certificates for the number of shares of Common Stock represented by the certificate or certificates surrendered which are not to be converted.

                         (E) The Corporation covenants that it will at all times reserve and keep available, free from preemptive rights, such number of its authorized but unissued shares of Class B Common Stock as shall be required for the purpose of effecting conversions of the Common Stock.

                         (F)  The Corporation will pay any and all
                    documentary stamp or similar issue or transfer taxes payable in respect of the issue or delivery of shares of Class B Common stock on conversion of the Common Stock pursuant hereto; provided that the Corporation shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue or delivery of shares of Class B Common Stock in a name other than that of the holder of the Common Stock to be converted and no such issue or delivery shall be made unless and until the person requesting such issue or delivery has paid to the Corporation the amount of any such tax or has established, to the satisfaction of the Corporation, that such tax has been paid.

                         (G)(I) In the event of a reclassification, change of outstanding shares (other than a change in par value or as a result of any subdivision or combination) or other similar transaction as a result of which the shares of Class B Common Stock are converted into another security, then a holder of Common Stock shall be entitled to receive upon conversion the amount of such security that such holder would have received if such conversion had occurred immediately prior to the record date of such reclassification or other similar transaction.

                         (II)  If a share of Common Stock shall be
                    converted subsequent to the record date for the payment of a dividend or other distribution on shares of Common Stock but prior to such payment, then the registered holder of such share at the close of business on such record date shall be entitled to receive the dividend or other distribution payable on such share on such date notwithstanding the conversion thereof.

                     (5) Stock Splits. The Corporation shall not in any manner subdivide or combine (by stock split, stock dividend, reclassification, recapitalization or otherwise) the outstanding shares of one class of Common Equity unless the outstanding shares of all classes of Common Equity shall be proportionately subdivide or combined.

                     (6) No Preemptive Rights. The holders of shares of Common Equity shall have no preemptive or preferential rights of subscription to any shares of any class of capital stock of the Corporation or any securities convertible into or exchangeable for shares of any class of capital stock of the Corporation.

               (d) Preferred Stock. The Board of Directors is hereby empowered to authorize by resolution or resolutions from time to time the issuance of one or more classes or series of Preferred Stock and to fix the designations, powers, preferences and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions thereof, if any, with respect to each such class or series of Preferred Stock and the number of shares constituting each such class or series, and to increase or decrease the number of shares of any such class or series to the extent permitted by the Delaware Law.

               FIFTH: (a) The business and affairs of the Corporation shall be managed by or under the direction of a Board of Directors consisting of not less than three nor more than twenty-four directors, the exact number of directors to be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the entire Board of Directors.

               (b) The directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Each director shall serve for a term ending on the date of the third annual meeting of stockholders next following the annual meeting at which such director was elected, provided that directors initially designated as Class I directors shall serve for a term ending on the date of the 1998 annual meeting, directors initially designated as Class II directors shall serve for a term ending on the date of the 1999 annual meeting, and directors initially designated as Class III directors shall serve for a term ending on the date of the 2000 annual meeting. Notwithstanding the foregoing, each director shall hold office until such director's successor shall have been duly elected and qualified or until such director's earlier death, resignation or removal. In the event of any change in the number of directors, the Board of Directors shall apportion any newly created directorships among, or reduce the number of directorships in, such class or classes as shall equalize, as nearly as possible, the number of directors in each class. In no event will a decrease in the number of directors shorten the term of any incumbent director.

               (c) There shall be no cumulative voting in the election of directors. Election of directors need not be by written ballot unless the bylaws of the Corporation so provide.

               (d) Vacancies on the Board of Directors resulting from death, resignation, removal or otherwise and newly created directorships resulting from any increase in the number of directors shall be filled solely by a majority of the directors then in office (even if less than a quorum) or by the sole remaining director, and each director so elected shall hold office for a term that shall coincide with the term of the Class to which such director shall have been elected.

               (e) No director may be removed from office by the stockholders except for cause with the affirmative vote of the holders of not less than a majority of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

               (f) Notwithstanding the foregoing, whenever the holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, the election, term of office, filling of vacancies, removal and other features of such directorships shall be governed by the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH applicable thereto, and each director so elected shall not be subject to the provisions of this ARTICLE FIFTH unless otherwise provided therein.

               SIXTH: The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Corporation.

               The stockholders may adopt, amend or repeal the bylaws only with the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

               SEVENTH: Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken only upon the vote of stockholders at an annual or special meeting duly noticed and called in accordance with the Delaware Law, as amended from time to time, and may not be taken by written consent of stockholders without a meeting.

               EIGHTH: Special meetings of the stockholders may be called by the Board of Directors, the Chairman of the Board of Directors or the Chief Executive Officer of the Corporation and may not be called by any other person or persons. Notwithstanding the foregoing, whenever holders of one or more classes or series of Preferred Stock shall have the right, voting separately as a class or series, to elect directors, such holders may call, pursuant to the terms of the resolution or resolutions adopted by the Board of Directors pursuant to ARTICLE FOURTH hereto, special meetings of holders of such Preferred Stock for such purpose.

               NINTH: (1) A director of the Corporation shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Delaware Law.

               (2)(a) Each person (and the heirs, executors or administrators of such person) who was or is a party or is threatened to be made a party to, or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director or officer of the Corporation or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, shall be indemnified and held harmless by the Corporation to the fullest extent permitted by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall also include the right to be paid by the Corporation the expenses incurred in connection with any such proceeding in advance of its final disposition to the full est extent authorized by Delaware Law. The right to indemnification conferred in this ARTICLE NINTH shall be a contract right.

               (b) The Corporation may, by action of its Board of Directors, provide indemnification to such of the employees and agents of the Corporation, and to such persons serving at the request of the Corporation as an employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise, to such extent and to such effect as the Board of Directors shall determine to be appropriate and authorized by Delaware Law.

               (3) The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, limited liability company, joint venture, trust or other enterprise against any expense, liability or loss incurred by such person in any such capacity or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under Delaware Law.

               (4) The rights and authority conferred in this ARTICLE NINTH shall not be exclusive of any other right which any person may otherwise have or hereafter acquire.

               (5) Neither the amendment nor repeal of this ARTICLE NINTH, nor the adoption of any provision of this Certificate of Incorporation or the bylaws of the Corporation, nor, to the fullest extent permitted by Delaware Law, any modification of law, shall eliminate or reduce the effect of this ARTICLE NINTH in respect of any acts or omissions occurring prior to such amendment, repeal, adoption or modification.

               TENTH: The Corporation reserves the right to amend this Certificate of Incorporation in any manner permitted by the Delaware Law and all rights and powers conferred upon stockholders, directors and officers herein are granted subject to this reservation. Notwithstanding the foregoing, the provisions set forth in ARTICLES FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and this ARTICLE TENTH may not be repealed or amended in any respect, and no other provision may be adopted, amended or repealed which would have the effect of modifying or permitting the circumvention of the provisions set forth in ARTICLES FIFTH, SIXTH, SEVENTH, EIGHTH, NINTH and this ARTICLE TENTH, unless such action is approved by the affirmative vote of the holders of not less than 66 2/3% of the total voting power of all outstanding securities of the Corporation then entitled to vote generally in the election of directors, voting together as a single class.

               IN WITNESS WHEREOF, the sole shareholder has signed this Amended and Restated Certificate of Incorporation of RCN Corporation this 26th day of September, 1997.

                                        C-TEC CORPORATION


                                        By:  /s/ [ILLEGIBLE]
                                             -----------------------------
                                             Authorized Officer